UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2021
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2021, American Equity Investment Life Holding Company (the “Company”) appointed Phyllis Zanghi to serve in the role of Chief Legal Officer and Corporate Secretary of the Company. Ms. Zanghi, age 48, currently serves as the General Counsel – U.S. Life Companies of the Company, a position she has held since October 2020.
Renee D. Montz, Executive Vice President, General Counsel and Corporate Secretary of the Company, will be transitioning to the role of Legal Advisor, effective April 1, 2021, and will subsequently be departing the Company, when transition activities are completed but not later than June 15, 2021. In connection with the transition, the Company and Ms. Montz entered into a separation agreement, effective April 1, 2021 (the “Agreement”). Under the Agreement, Ms. Montz will serve as Legal Advisor to the CEO and Chief Legal Officer of the Company from the effective date thereof through June 15, 2021, or earlier if mutually agreed upon by the parties (the “Transition Period”). During the Transition Period, Ms. Montz will remain an active employee and will assist with the orderly transition of her duties. Subject to Ms. Montz’s successful completion of a transition plan and her timely execution of a waiver and release of claims, upon her termination of employment, Ms. Montz will receive the following severance benefits: (i) continued payment of her base salary through March 31, 2022; (ii) 125% of Ms. Montz’s target annual incentive award for 2021; and (iii) a payment for the continuation of Ms. Montz’s health insurance coverage. In addition, Ms. Montz will receive continued vesting of all outstanding and unvested time-based restricted stock unit awards and stock option awards and will remain eligible to vest in all outstanding performance-based restricted stock unit awards in accordance with their terms. Ms. Montz will also be able to exercise all such stock options for the maximum period allowed pursuant to the terms of the option award agreements, as if she were an active employee. The Agreement contains restrictive covenants relating to non-competition and non-solicitation of the Company’s employees, consultants and customers for 18 months following Ms. Montz’s termination date and a mutual non-disparagement provision.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

Date: April 1, 2021	By:	/s/ Anant Bhalla
Anant Bhalla
Chief Executive Officer and President